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                                                                  EXHIBIT 10.17

                         AMENDMENT NO. 1 TO NFRONT, INC.
                              STOCK INCENTIVE PLAN


         THIS AMENDMENT NO. 1 TO nFRONT, INC. STOCK INCENTIVE PLAN (this "Amendment") is made effective as of the 21st day of April, 1999 (the "Effective Date"), by NFRONT, INC., a corporation organized and doing business under the laws of the State of Georgia (the "Company"). All capitalized terms in this Amendment have the meaning ascribed to such terms in the nFront, Inc. Stock Incentive Plan (the "Plan"), unless otherwise stated herein.

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company desires to amend the Plan to add certain provisions to insure compliance with the safe harbor provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

         NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the Plan is hereby amended as follows:

                  1.       Section 3 of the Plan is hereby amended by deleting
Section 3 in its entirety and substituting in lieu thereof the following:

                           The total number of Shares that may be issued
                  pursuant to Stock Incentives under this Plan is Eight Hundred Twenty Sixty Thousand (826,000); provided, however, the maximum number of Shares with respect to Stock Incentives may be granted to any individual grantee in any calendar year shall be 500,000 shares (adjusted for any stock split, stock dividend or other recapitalization of the Company after the date hereof). The number of Shares reserved pursuant to this
                  Section 3 may be increased subject to Shareholder approval and adjusted pursuant to Section 11. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to a Stock Incentive which remain after the cancellation, expiration or exchange of such Stock Incentive thereafter shall again become available for use under this Plan, but any Surrendered Shares which remain after the surrender of an ISO or a Non-ISO under Section 8 shall not again become available for use under this Plan.

                  2. Section 5 of the Plan is hereby amended by deleting the second paragraph of Section 5 in its entirety and substituting in lieu thereof the following:

                           The Board may delegate its authority under the Plan,
                  in whole or in part, to a Committee appointed by the Board consisting of not less than two (2) directors appointed by the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and is not


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                  while a member of the Committee, or was not during the one (1)
                  year prior to serving as a member of the Committee, eligible to receive equity securities of the Company or any affiliate of the Company, pursuant to this Plan or any other plan of the Company or any affiliate of the Company, except as may be permitted under Section 16(b)(3) of the Exchange Act. The Committee (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee where the Board has delegated it authority to the Committee, and any action by the Committee pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee at any time, in whole or in part.

                  3.       Except as specifically amended by this Amendment
No. 1, the Plan shall remain in full force and effect as prior to this Amendment No. 1.

         IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. 1 TO NFRONT, INC. STOCK INCENTIVE PLAN to be executed as of the Effective Date.

                                            NFRONT, INC.


                                            By: /s/ Tripp Rackley
                                               ---------------------------------
                                               Brady L. "Tripp" Rackley
                                               Chief Executive Officer

ATTEST:


By: /s/ Brady L. Rackley
   ---------------------------------
   Brady L. Rackley, Secretary



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